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Exhibit 5.01

[Intrado Inc. Letterhead]

April 1, 2004

Intrado Inc.
1601 Dry Creek Drive
Boulder, Colorado 80301

Re: Registration of Common Stock pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

        I have acted as counsel to Intrado Inc., a Delaware corporation (the "Company"), in connection with the proposed sale by certain selling stockholders (the "Selling Stockholders") of up to 700,002 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, I am of the opinion that the Shares have been duly authorized and are legally and validly issued, fully paid, and non-assessable.

        I consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the prospectus, which is part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ J. David Hershberger, Esq.

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  Exhibit 5.01